SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 26, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On May 26, 2015, the Registrant, through WHLR-Cardinal Plaza, LLC, a Delaware limited liability company (“WHLR-Cardinal Plaza”), WHLR-Franklinton Square, LLC, a Delaware limited liability company ("WHLR-Franklinton Square"), and WHLR-Nashville Commons, LLC, a Delaware limited liability company ("WHLR-Nashville Commons"), all wholly-owned subsidiaries of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) as buyer, with Cardinal Plaza, LLC, a North Carolina limited liability company, Franklinton Square, LLC, a North Carolina limited liability company, and Nashville Commons, LLC, a North Carolina limited liability company, (collectively known as the "Sellers"), for the purchase of three retail shopping centers commonly known as 1) Cardinal Plaza, located in Henderson, North Carolina, 2) Franklinton Square, located in Franklinton, North Carolina, 3) Nashville Commons, located in Nashville, North Carolina. The sales price for the properties is Fifteen Million Three Hundred Seventy-Five Thousand and 00/100 Dollars ($15,375,000).

No director, officer or affiliate of the Registrant is affiliated with the Sellers.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Purchase Agreement, dated May 26, 2015, by and among WHLR-Cardinal Plaza, WHLR-Franklinton Square, WHLR-Nashville Commons and the Sellers.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: May 29, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Purchase Agreement, dated May 26, 2015, by and among WHLR-Cardinal Plaza, WHLR-Franklinton Square, WHLR-Nashville Commons and the Sellers.